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                                                                   EXHIBIT 2.3.2

                 FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

      THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT ("Amendment") is made as of June 10, 2005, by and between SHP PACIFIC INN, LLC; SHP NOHL RANCH, LLC; SHP GABLES, LLC; SHP OAK TREE VILLA, LLC; SHP LEXINGTON, LLC; SHP INN AT THE PARK, LLC; SHP PAULIN CREEK, LLC; SHP MIRAGE INN, LLC; AND SHP OCEAN HOUSE, LLC, each a Delaware limited liability company (collectively, "Seller"), and FIT REN LLC, a Delaware limited liability company ("Buyer").

                                    RECITALS

      Seller and Buyer did enter into that certain Purchase and Sale Agreement, dated March 16, 2005 ("Agreement") pursuant to the terms of which Seller agreed to sell to Buyer and Buyer agreed to purchase from Seller certain Property consisting of nine (9) senior housing facilities located in the State of California.

      Seller and Buyer desire to modify the Agreement to provide for the Closing Date to occur promptly with respect to all of the Property other than the Facility known as Ocean House, located in Santa Monica California (the "Ocean House Facility") and desire to extend the Closing Date with respect to the Ocean House Facility, all on the terms and conditions set forth in this Amendment.

      NOW, THEREFORE, for and in consideration of the mutual covenants and obligations set forth in the Agreement and in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree to amend the Agreement as follows:

      1. The Closing Date with respect to all of the Property other than the Ocean House Facility (the "Primary Closing"), shall occur not later than June 27, 2005 but the parties shall use commercially reasonable efforts to accomplish the Primary Closing on or before June 21, 2005.

      2. As a result of the exclusion of the Ocean House Facility from the Property to be conveyed at the Primary Closing, the Purchase Price for the portion of the Property (excluding the Ocean House Facility) shall be Two Hundred Fifty-Four Million, Five Hundred and Sixty-Four Thousand and No/100 Dollars ($254,564,000.00), to be allocated among the remaining eight (8) Facilities as shown on Schedule 1(b) to the Agreement, and subject to adjustment and proration as provided in the Agreement and as set forth below in this Amendment.

      3. Seller and Buyer acknowledge and agree that any and all time periods provided for in the Agreement which begin to run from the Closing Date shall be deemed to run from the Primary Closing, specifically including, without limitation, the time periods set forth in Section
            15.15 of the Agreement and the time periods set


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            forth in the paragraph immediately preceding the signature of Senior
            Housing Partners I, L.P. ("SHP"); provided, however, that any liabilities or obligations that, pursuant to the terms of the Agreement arise or accrue at Closing, shall not arise or accrue with respect to the Ocean House Facility unless and until the Ocean House Closing occurs, but the time period for any such liabilities or obligations (specifically including the expiration date of all the time periods set forth in Section 15.15. of the Agreement) shall expire on the same date the time periods expire with respect to the remainder of the Property.

      4. Buyer hereby acknowledges that, with respect to the Property included in the Primary Closing: (i) the conditions to Closing with respect to the obtaining of governmental approvals (as set forth in Section 8.2(d)) and the obtaining of the SNF Estoppel (as set forth in Section 8.2(e)) have been satisfied by Seller or waived by Buyer;
            (ii) subject to the credit provided for in Section 5 of this Amendment, Seller has fulfilled all of Seller's obligations under
            Section 10.2.2(c) of the Agreement and that Buyer will have no claim whatsoever against Seller with respect to any termite infestation existing on any portion of the Property or any termite damage existing on any portion of the Property; and (iii) subject to the credit provided for in Section 5 of this Amendment, Buyer hereby waives the requirement set forth in Section 7.3(n) for the delivery of a zoning letter with respect to the Facility known as Nohl Ranch.

      5. Seller has agreed to provide Buyer a credit against the Purchase Price at the Primary Closing with respect to three (3) items:

            (i) with respect to certain repair work for the balconies at the Facility known as Oak Tree, Seller has agreed to provide Buyer a credit in the amount of $190,000.00 and Buyer will assume the obligation to complete such repair work at Buyer's sole cost and expense (Seller will assign its contract with respect to such work to Buyer if Buyer so desires);

            (ii) with respect to the installation of certain fire doors at the Facility known as Nohl Ranch, Seller has agreed to provide Buyer a credit in the amount of $25,000.00 and Buyer will assume all obligations to install the fire doors and to obtain any necessary approvals and signoffs from applicable governmental authorities which are contingent upon the installation of such fire doors; and

            (iii) with respect certain roof repair work at the Facility known as
                  Pacific Inn, Seller has agreed to provide Buyer a credit in the amount of $6,000.00 and Buyer will assume all obligations to perform the necessary roof repair work.

            Buyer will cause the work (for which the credits provided above are being given) to be completed expeditiously following the Primary Closing and in a commercially reasonable manner. If the cost to complete any of the items is less than or exceeds the credit provided above, the parties will reconcile the amounts

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            as part of the true-up of prorations and credits contemplated by
            Section 6.7 of the Agreement.

      6. The Closing with respect to the Ocean House Facility ("Ocean Housing Closing") shall occur on or before June 30, 2005 (as the same may be extended "Ocean House Closing Date"), so long as Seller has been able to obtain and deliver the Ground Lease Estoppel on or before June 27, 2005 and has delivered a copy thereof to Buyer; provided, however, that if Seller has not been able to obtain the Ground Lease Estoppel by June 27, 2005, either party shall have the right, in its sole discretion, by written notice to the other party on or before June 28, 2005, to elect to extend the Closing Date for the Ocean House Facility for the period up through and including July 22, 2005, while the parties continue to work together, in good faith, to attempt to obtain the Ground Lease Estoppel.

      7. The Purchase Price for the Ocean House Facility at the Ocean House Closing shall be Twenty Seven Million, Eight Hundred Eighty-Three Thousand and No/100 Dollars ($27,883,000.00), subject to proration and adjustment as provided in the Agreement. The Deposit shall not be applied to the Purchase Price at the Primary Closing but shall continue to be held and disbursed by the Escrow Agent in accordance with the terms of the Agreement and this Amendment. To Buyer's knowledge all actions necessary to obtain the governmental approvals for the Ocean House Facility have been taken and all conditions to the issuance of the governmental approvals for the Ocean House Facility have been satisfied and, to Buyer's knowledge, the governmental approvals for the Ocean House Facility will be issued concurrently with the Ocean Housing Closing.

      8. With respect to the Ground Lease Estoppel, Seller and Buyer both agree to use commercially reasonable efforts to obtain the Ground Lease Estoppel. Notwithstanding the foregoing, neither party shall be required to pay any money, agree to any revisions to the Ground Lease or to enter into any other agreements with, or to acquire any services or products from, the lessors under the Ground Lease (or any individuals or entities affiliated with such lessors). If the lessor under the Ground Lease demands a guaranty ("Fortress Guaranty") from Fortress Investment Trust II ("Fortress") as a condition to providing the Ground Lease Estoppel, Buyer will cause Fortress to provide a guaranty substantially similar to the guaranty provided by SHP at the time Seller acquired the Ocean House Facility; provided, however, as a condition to providing such Fortress Guaranty, Buyer may insist on provisions allowing such Fortress Guaranty to be transferred to an affiliated entity (and Fortress being released from the Fortress Guaranty) in connection with the roll-up transaction Fortress is anticipating undertaking in the near future. Seller shall not be deemed to be in violation of its duty to use commercially reasonable efforts to obtain the Ground Lease Estoppel if Seller elects to require that the lessors under the Ground Lease release SHP from its Guaranty as part of the assignment of the Ground Lease to Buyer and the providing of the Fortress Guaranty. If, despite both parties using commercially reasonable efforts, Seller is unable to obtain the Ground Lease Estoppel on or

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            before three (3) business days prior to the last date for the Ocean
            House Closing Date set forth herein, then the Deposit shall be refunded to Buyer, Seller shall have no liability whatsoever for failing to obtain the Ground Lease Estoppel and neither party shall have any further rights, duties or obligations to each other with respect to the Ocean House Facility. However, (i) if Buyer refuses to provide the Fortress Guaranty (on the terms and conditions provided herein) or otherwise does not use commercially reasonable efforts (on the terms and conditions provided herein) to cooperate with Seller in Seller's attempts to obtain the Ground Lease Estoppel then, on the day following the scheduled Ocean House Closing Date, the Deposit shall be paid to Seller and shall not be refunded to Buyer and neither Seller nor Buyer shall have any further rights, duties or obligations to each other with respect to the Ocean House Facility, and (ii) if Seller does not use commercially reasonable efforts (on the terms and conditions provided herein) to obtain the Ground Lease Estoppel, the Deposit shall be refunded to Buyer and Buyer shall also be entitled to be reimbursed by Seller for Buyer' reasonable costs and expenses, including attorneys' fees, incurred in connection with the Ocean House Facility (and not with respect to any other Facility or any other aspect of this transaction) and neither Seller nor Buyer shall have any further rights, duties or obligations to each other with respect to the Ocean House Facility.

      9. Pursuant to the provisions of Section 15.23 of the Agreement, Seller has provided a representation letter to Buyer's accounting firm, Ernest & Young, and has also caused its Property Manager to provide representation letter to Ernest & Young. Buyer hereby acknowledges and agrees that the delivery of such letters by Seller and its Property Manager to Buyer's accountants shall not be deemed, in any way whatsoever, to enlarge upon or expand upon the representations and warranties made by Seller under Section 9.2 (or any other provision) of the Agreement. Buyer will have no right whatsoever to pursue any action against Seller with respect to the representations contained in the letters provided by Seller or its Property Manager to Ernest & Young in connection with such financial information. Buyer's only rights to pursue an action against Seller with respect to any alleged breach of Seller's Warranties shall be with respect to the specific Seller's Warranties set forth in the Agreement and Buyer's rights to pursue any such action shall be subject to all of the conditions and limitations set forth in the Agreement with respect to those Seller's Warranties.

      10. Any capitalized terms used in this Amendment which are not defined herein shall have the definitions attributed to those terms in the Agreement. The terms of this Amendment are intended to modify and control over any and all of the provisions of the Agreement. This Amendment may be executed in separate counterparts which, when taken together, shall constitute one complete original. Time is of the essence with respect to any dates set forth in this Amendment. Except as modified herein, the Agreement remains in full force and effect.

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                      [SIGNATURES BEGIN ON FOLLOWING PAGE]

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      IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed on its behalf on the day and year first above written.

                      SELLER:

                      SHP PACIFIC INN, LLC, a Delaware limited liability company

                      By: Senior Housing Partners I, L.P., a Delaware limited
                          partnership, as the sole Managing Member thereof

                          By: Senior Housing Partners I, L.L.C., a Delaware
                              limited liability company, its general partner

                              By: The Prudential Insurance Company of America, a
                                  New Jersey corporation, its Managing Member

                                  By: /s/ Noah R. Levy
                                      ----------------------
                                      Name: Noah R. Levy
                                      Title: Vice President

                      SHP NOHL RANCH, LLC, a Delaware limited liability company

                      By: Senior Housing Partners I, L.P., a Delaware limited
                          partnership, as the sole Managing Member thereof

                          By: Senior Housing Partners I, L.L.C., a Delaware
                              limited liability company, its general partner

                              By: The Prudential Insurance Company of America, a
                                  New Jersey corporation, its Managing Member

                                  By: /s/ Noah R. Levy
                                      ---------------------------
                                      Name: Noah R. Levy
                                      Title: Vice President

                    [SIGNATURES CONTINUED ON FOLLOWING PAGES]

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                      SHP GABLES, LLC, a Delaware limited liability company

                      By: Senior Housing Partners I, L.P., a Delaware limited
                          partnership, as the sole Managing Member thereof

                          By: Senior Housing Partners I, L.L.C., a Delaware
                              limited liability company, its general partner

                              By: The Prudential Insurance Company of America,
                                  a New Jersey corporation, its Managing Member

                                  By: /s/ Noah R. Levy
                                      ------------------------------
                                      Name: Noah R. Levy
                                      Title: Vice President

                      SHP OAK TREE VILLA, LLC, a Delaware limited liability company

                      By: Senior Housing Partners I, L.P., a Delaware limited
                          partnership, as the sole Managing Member thereof

                          By: Senior Housing Partners I, LLC., a Delaware
                              limited liability company, its general partner

                              By: The Prudential Insurance Company of America, a
                                  New Jersey corporation, its Managing Member

                                  By: /s/ Noah R. Levy
                                      ------------------------------
                                      Name: Noah R. Levy
                                      Title: Vice President

                    [SIGNATURES CONTINUED ON FOLLOWING PAGES]

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                      SHP LEXINGTON, LLC, a Delaware limited liability company

                      By: Senior Housing Partners I, L.P., a Delaware limited
                          partnership, as the sole Managing Member thereof

                          By: Senior Housing Partners I, L.L.C., a Delaware
                              limited liability company, its general partner

                              By: The Prudential Insurance Company of America,
                                  a New Jersey corporation, its Managing Member

                                  By: /s/ Noah R. Levy
                                      ------------------------------
                                      Name: Noah R. Levy
                                      Title: Vice President

                      SHP INN AT THE PARK, LLC, a Delaware limited liability company

                      By: Senior Housing Partners I, L.P., a Delaware limited
                          partnership, as the sole Managing Member thereof

                          By: Senior Housing Partners I, L.L.C., a Delaware
                              limited liability company, its general partner

                              By: The Prudential Insurance Company of America,
                                  a New Jersey corporation, its Managing Member

                                  By: /s/ Noah R. Levy
                                      ------------------------------
                                      Name: Noah R. Levy
                                      Title: Vice President

                    [SIGNATURES CONTINUED ON FOLLOWING PAGES]

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                      SHP PAULIN CREEK, LLC, a Delaware limited liability
                      company

                      By: SHP Paulin Creek Manager, LLC, a Delaware limited
                          liability company, its managing member

                          By: Senior Housing Partners I, L.P., a Delaware
                              limited partnership, as the sole Managing Member thereof

                              By: Senior Housing Partners I, LLC, a Delaware
                                  limited liability company, its general partner

                                  By: The Prudential Insurance Company of
                                      America, a New Jersey corporation, its
                                      Managing Member

                                      By: /s/ Noah R. Levy
                                          ------------------------------
                                          Name: Noah R. Levy
                                          Title: Vice President

                      SHP MIRAGE INN, LLC, a Delaware limited liability company

                      By: Senior Housing Partners I, L.P., a Delaware limited
                          partnership, as the sole Managing Member thereof

                          By: Senior Housing Partners I, L.L.C., a Delaware
                              limited liability company, its general partner

                              By: The Prudential Insurance Company of America, a
                                  New Jersey corporation, its Managing Member

                                  By: /s/ Noah R. Levy
                                      ------------------------------
                                      Name: Noah R. Levy
                                      Title: Vice President

                    [SIGNATURES CONTINUED ON FOLLOWING PAGES]

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                      SHP OCEAN HOUSE, LLC, a Delaware limited liability company

                      By: Senior Housing Partners I, L.P., a Delaware limited
                          partnership, as the sole Managing Member thereof

                          By: Senior Housing Partners I, L.L.C., a Delaware
                              limited liability company, its general partner

                              By: The Prudential Insurance Company of America, a
                                  New Jersey corporation, its Managing Member

                                  By: /s/ Noah R. Levy
                                      ------------------------------
                                      Name: Noah R. Levy
                                      Title: Vice President

                    [SIGNATURES CONTINUED ON FOLLOWING PAGES]

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                      BUYER:

                      FIT REN LLC, a Delaware limited liability company

                      By: /s/ Randal A. Nardone
                          --------------------------------
                         Name: Randal A. Nardone
                         Title: COO & Secretary

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The undersigned has executed this Amendment solely to confirm its agreement to
(i) hold the Escrow Deposits in escrow in accordance with the provisions hereof and the Agreement and (ii) comply with the provisions of Article 13 and Section
15.2 of the Agreement.

                      ESCROW AGENT:

                      FIDELITY NATIONAL TITLE INSURANCE COMPANY

                      By: /s/ Valerie Vona
                         --------------------------------------------
                         Name: Valerie Vona
                              ---------------------------------------
                         Title: VP
                               --------------------------------------

                      Date: June 20, 2005

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